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                                                                       EXHIBIT 5
                                      December 18, 1997


Clean Harbors, Inc.
1501 Washington Street
Braintree, Massachusetts  02185

Gentlemen:

     You are seeking to register 800,000 shares of Common Stock, $.01 par value per share, of Clean Harbors, Inc. (the "Company") under the Securities Act of 1933, as amended, for issuance pursuant to awards granted under the Clean Harbors, Inc. Equity Incentive Plan (the "Equity Incentive Plan"). You have requested that we furnish to you an opinion as to the legality of these securities, which opinion is to be filed as Exhibit 5 to your Registration Statement on Form S-8 with respect to such securities (the "Registration Statement").

     We have examined the Articles of Organization and By-Laws of the Company, as amended, copies of votes of the Board of Directors of the Company, the Registration Statement as proposed to be filed with the Securities and Exchange Commission (the "Commission") with respect to the offering of such securities, and such other documents as we deemed pertinent. We have also made such examination of law as we have felt necessary in order to render this opinion.

     We are of the opinion and advise you that, upon their registration under the Registration Statement and their issuance in accordance with the Equity Incentive Plan, the shares of Common Stock being registered will be legally issued, fully paid and nonassessable.

     This opinion does not pass on the application of the "Blue Sky" or securities law of the various states.

     We hereby consent that this opinion may be filed as an exhibit to the Registration Statement. We further consent to the use of our name and to all references to us included in or made a part of the Registration Statement.

                                           Yours very truly,

                                           DAVIS, MALM & D'AGOSTINE, P.C.


                                           By:/S/ C. MICHAEL MALM
                                              ----------------------------------
                                              C. Michael Malm,
                                              Managing Director
CMM/JDC/ms